Exhibit 99.1

News Release

COMMERCIAL METALS COMPANY ANNOUNCES EXPIRATION AND RESULTS OF

CONCURRENT MODIFIED DUTCH AUCTION TENDER OFFERS FOR SENIOR NOTES

Irving, TX – February 18, 2016 – Commercial Metals Company (NYSE: CMC) (“CMC”) today announced the expiration and results of its previously announced concurrent tender offers (each, individually, an “Offer,” and collectively, the “Offers”): (1) an offer to purchase for cash up to $100,000,000 aggregate principal amount of its outstanding 6.50% Senior Notes due 2017 (CUSIP No. 201723 AH6) (the “2017 Notes”) and (2) an offer to purchase for cash up to $100,000,000 aggregate principal amount of its outstanding 7.35% Senior Notes due 2018 (CUSIP No. 201723 AJ2) (the “2018 Notes” and, together with the 2017 Notes, the “Notes”). The Offers expired at 11:59 P.M., New York City Time, on February 17, 2016.

Pursuant to and subject to the terms set forth in CMC’s Offer to Purchase, dated January 20, 2016 (the “Offer to Purchase”), CMC has accepted for purchase an aggregate of $100,000,000 principal amount of 2017 Notes after giving effect to proration and an aggregate of $100,182,000 principal amount of 2018 Notes. Based on a report provided by the Depositary Agent, the Clearing Premium with respect to the Offer for the 2017 Notes was $30.0 and the Clearing Premium with respect to the Offer for the 2018 Notes was $25.0.

The terms and conditions of the Offers, including the conditions to CMC’s obligation to accept the Notes tendered and to pay the purchase price, are set forth in the Offer to Purchase. Capitalized terms used but not otherwise defined herein have the same meanings set forth in the Offer to Purchase.

This announcement does not constitute an offer to purchase or a solicitation of any offer to sell the Notes or any other securities or a notice of redemption. The Offers were made solely by the Offer to Purchase.

Citigroup Global Markets Inc. acted as Dealer Manager for both of the Offers, and Global Bondholder Services Corporation acted as Depositary and Information Agent for both of the Offers.

About CMC

Commercial Metals Company and its subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward-Looking Statements

This press release contains forward-looking statements based on current CMC management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact and generally can be identified by phrases such as we, CMC or its management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although CMC believes that its expectations are reasonable, CMC can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, CMC undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

Actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, the following: overall global economic conditions, including recovery from the recent recession and construction activity or lack thereof, and their impact in a highly cyclical industry; rapid and significant changes in the price of metals; excess capacity in CMC’s industry, particularly in China, and product availability from competing steel minimills and other steel suppliers including import quantities and pricing; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; potential limitations in CMC or CMC’s customers’ ability to access credit and non-compliance by CMC’s customers with CMC’s contracts; financial covenants and restrictions on the operation of CMC’s business contained in agreements governing its debt; currency fluctuations; global factors including political and military uncertainties; availability of electricity and natural gas for minimill operations; information technology interruptions and breaches in security data; ability to retain key executives; ability to make necessary capital expenditures; availability and pricing of raw materials over which CMC exert little influence, including scrap metal, energy, insurance and supply prices; unexpected equipment failures; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to CMC’s operations; increased costs related to health care reform legislation; and those factors listed under Item 1A. “Risk Factors” included in CMC’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, filed with SEC on October 30, 2015.

Media Contact:

Susan Gerber

214-689-4300